UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 10, 2021

Clovis Oncology, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35347	90-0475355
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5500 Flatiron Parkway, Suite 100 Boulder, Colorado	80301
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 625-5000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock par Value $0.001 per Share	CLVS	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 10, 2021, at the 2021 Annual Meeting of Stockholders (the “Annual Meeting”) of Clovis Oncology, Inc. (the “Company”), the stockholders of the Company approved and adopted an amendment and restatement of the Clovis Oncology, Inc. 2020 Stock Incentive Plan (the “2020 Plan”) to increase the number of shares of the Company’s common stock reserved for issuance under the 2020 Plan by 4,500,000 shares of common stock (the “2020 Plan Amendment”). The 2020 Plan Amendment was previously adopted by the board of directors of the Company (the “Board”) subject to stockholder approval. The 2020 Plan and the 2020 Plan Amendment are described in greater detail in the Company’s proxy statement for the Annual Meeting, filed with the Securities and Exchange Commission on April 28, 2021, under the caption “Approval of an Amendment and Restatement of the Clovis Oncology, Inc. 2020 Stock Incentive Plan,” which disclosure is incorporated herein by reference. The description of the 2020 Plan as amended by the 2020 Plan Amendment contained in such proxy statement is qualified in its entirety by reference to the full text of the 2020 Plan as amended by the 2020 Plan Amendment, which is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

On June 10, 2021, at the Annual Meeting, the stockholders of the Company approved and adopted the Clovis Oncology 2021 Employee Stock Purchase Plan (the “2021 ESPP”) which will permit employees of the Company to participate in the ownership of the Company by purchasing shares of Company common stock at a discount. The 2021 ESPP was previously adopted by the Board subject to stockholder approval. A total of 3,000,000 shares of the Company’s common stock are available for issuance under the 2021 ESPP. The 2021 ESPP is described in greater detail in the Company’s proxy statement for the Annual Meeting, filed with the Securities and Exchange Commission on April 28, 2021, under the caption “Approval of the Clovis Oncology, Inc. 2021 Employee Stock Purchase Plan,” which disclosure is incorporated herein by reference. The description of the 2021 ESPP contained in such proxy statement is qualified in its entirety by reference to the full text of the 2021 ESPP, which is attached as Exhibit 10.2 hereto and is incorporated herein by reference.

Additional information regarding the results of the Annual Meeting is set forth below under Item 5.07.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders of the Company was held on June 10, 2021. At the Annual Meeting, the stockholders of the Company voted on the following six proposals and cast their votes as described below. The Annual Meeting was partially adjourned to June 23, 2021 solely with respect to the voting on Proposal Two. The Annual Meeting will resume with respect to Proposal Two at 8:30 a.m. Mountain Time on June 23, 2021 and will continue to be held at the St. Julien Hotel, 900 Walnut Street, Boulder, Colorado 80302.

Proposal One

The individuals listed below were elected at the Annual Meeting to serve a three-year term on the Company’s Board of Directors.

	For	Withheld	Broker Non-Votes
Patrick J. Mahaffy	27,489,148	10,652,606	33,208,220
Robert W. Azelby	26,162,964	11,978,790	33,208,220
Thorlef Spickschen	28,183,422	9,958,332	33,208,220

Proposal Two

Proposal two was to approve an amendment to the Company’s Amended and Restated Certificate of Incorporation, as amended, to increase the number of shares of common stock authorized for issuance by the Company from 200,000,000 to 250,000,000. The Company has adjourned the Annual Meeting solely with respect to Proposal Two to provide its stockholders additional time to vote on Proposal Two. Support for Proposal Two has exceeded 67.8% of the votes cast on the proposal. However, the affirmative vote of holders of more than 50% of all of the Company’s issued and outstanding shares of common stock is necessary for Proposal Two to be approved.

Proposal Three

Proposal three was to approve an amendment and restatement of the Clovis Oncology, Inc. 2020 Stock Incentive Plan, as described in the proxy materials. This proposal was approved.

For	Against	Abstained	Broker Non-Votes
24,370,474	12,973,804	797,476	33,208,220

Proposal Four

Proposal four was to approve the Clovis Oncology, Inc. 2021 Employee Stock Purchase Plan, as described in the proxy materials. This proposal was approved.

For	Against	Abstained	Broker Non-Votes
29,383,365	8,438,911	319,478	33,208,220

Proposal Five

Proposal five was to hold an advisory vote on the compensation of the Company’s named executive officers, as described in the proxy materials. This proposal was approved.

For	Against	Abstained	Broker Non-Votes
24,645,097	12,705,697	790,960	33,208,220

Proposal Six

Proposal six was to ratify the appointment of Ernst & Young LLP as auditors of the Company for the fiscal year ending December 31, 2021, as described in the proxy materials. This proposal was approved.

For	Against	Abstained	Broker Non-Votes
63,979,410	6,244,998	1,125,566	—

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

10.1    Clovis Oncology, Inc. Amended and Restated 2020 Stock Incentive Plan (incorporated by reference to Appendix A to the Company’s definitive proxy statement filed with the SEC on April 28, 2021).

10.2    Clovis Oncology, Inc. 2021 Employee Stock Purchase Plan (incorporated by reference to Appendix B to the Company’s definitive proxy statement filed with the SEC on April 28, 2021).

104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLOVIS ONCOLOGY, INC.

June 10, 2021	By:	/s/ Paul Gross
	Name:	Paul Gross
	Title:	Executive Vice President and General Counsel